SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 SiriCOMM, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                    -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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           pursuant to Exchange Act Rule 0-11:
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[ ] Check box if any part of the fee is offset as provided by Exchange Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:
         -----------------------------------------------------------------------

         2. Form, Schedule or Registration Statement No.:
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         4. Date Filed:
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

                                 SIRICOMM, INC.
                              4710 East 32nd Street
                             Joplin, Missouri 64804


--------------------------------------------------------------------------------
                            NOTICE OF ANNUAL MEETING
--------------------------------------------------------------------------------

                                                                  April 18, 2006

         NOTICE IS HEREBY given that the Annual Meeting of the stockholders of SiriCOMM, Inc. (the "Company") will be held at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas 66210 on Wednesday, May 10, 2006 at 9:30 A.M. for the following purposes:

         1.       To elect a Board of Directors.

         2. To ratify the selection of the Company's independent certified public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting.

         Only stockholders of record as of the close of business on March 23, 2006 will be entitled to notice of and to vote at the annual meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company's corporate offices for a period of ten days prior to the Annual Meeting.

         Your attention is directed to the attached Proxy Statement and the enclosed Annual Report of the Company for the fiscal year ending September 30, 2005.

         Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

         THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                              By Order of the Board of Directors

                                              J. Richard Iler, Secretary

                                 SIRICOMM, INC.
                              4710 East 32nd Street
                             Joplin, Missouri 64804

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                                                                  April 18, 2006

         This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the 2006 Annual Meeting of stockholders (the "Meeting") of SiriCOMM, Inc. (the "Company") or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and enclosed form of proxy are first being mailed to stockholders on or before April 18, 2006. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return same immediately.

         Shares of the Company's common stock, $.001 par value (the "Common Stock"), represented by valid proxies in the enclosed form, executed and received in time for the meeting, will be voted as directed, or if no direction is indicated, will be voted for the election as directors of the nominees described herein. Proxies are being solicited by mail, and, in addition, officers and regular employees of the Company may solicit proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

         PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY WRITTEN NOTICE DELIVERED TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

         The mailing address of the principal executive offices of the Company is 4710 East 32nd Street, Joplin, Missouri 64804. The annual report of the Company for the fiscal year ended September 30, 2005 ("Fiscal 2005") including consolidated financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Company's bylaws provide that the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board of Directors. Directors need not be stockholders.

         Proxies are solicited in favor of the six nominees named below, all of whom are now serving as directors. In the event one or more of the nominees is unable to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. The Company is unaware of any information that would indicate that any of the nominees will be unable to serve and is not presently considering any additional persons to serve on the Board.

Name                       Age   Position                         Director Since
----                       ---   --------                         --------------

Henry P. (Hank) Hoffman    54    President, CEO and                     2002
                                  Chairman
David N. Mendez            45    Executive Vice President -             2002
                                  Sales and Marketing;
                                  Director
Kory S. Dillman            35    Executive Vice President -             2002
                                  Internet Business
                                  Development; Director
J. Richard Iler            53    Chief Financial Officer; Director      2003
Terry W. Thompson          55    Director                               2003
William P. Moore           60    Director                               2005

         Directors are elected to serve until the next Annual Meeting of shareholders and until their successors have been elected and qualified. The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

Henry P. (Hank) Hoffman

         Mr. Hoffman was appointed President and CEO of the Company on November 21, 2002. On that same date Mr. Hoffman was elected to the Board of Directors of the Company and to serve as its Chairman. Mr. Hoffman co-founded SiriCOMM in January 2000 and has been its President, CEO and Chairman since SiriCOMM's inception. Mr. Hoffman has over twenty years experience in the transportation industry. From September 1, 1996 to January 21, 2000 Mr. Hoffman was President and Chief Operating Officer of Hook Up, Inc. of Joplin, MO, a small niche motor carrier. From 1990 to 1995 Mr. Hoffman was President and COO of Tri-State Motor Transit, the nation's largest transporter of munitions for the U.S. Government.

         Prior to his term at Tri-State, he served in several
Operations/Management positions with both Schneider National, Inc. and Viking Freight System. As an industry leader he has been a Vice President of the American Trucking Association, President and Chairman of the Board of the

Munitions Carriers Conference, member of the Board of Directors of the National Automobile Transporters Association, and Forum Co-Chairman of the National Defense Transportation Association. Prior to his trucking industry career, Mr. Hoffman served as an officer in the United States Army Field Artillery for six years where he completed two command assignments. Mr. Hoffman earned a Bachelor of Science degree from the United States Military Academy, West Point, NY and a Master of Business Administration from the University of Wisconsin, Oshkosh, WI.

David N. Mendez

         Mr. Mendez was appointed Executive Vice President - Sales and Marketing on November 21, 2002. On that same date Mr. Mendez was also elected a director of the Company. Mr. Mendez co-founded SiriCOMM in April 2000 and has been its Executive Vice President Sales and Marketing and a director since SiriCOMM's inception. Mr. Mendez has over nine years experience in telecommunications sales and marketing. Mr. Mendez's telecommunications expertise focuses on domestic and international data communication networks including Frame Relay and ATM infrastructures and Internet and intranet networks. From October 1998 to February 2000 he was National Sales Manager for DRIVERNet where he managed such national accounts as Ford, Kenworth, Peterbilt, Paccar Corporation, and Cue Paging. From 1995 to 1998 Mr. Mendez worked as a Major Account Manager for Sprint. Mr. Mendez graduated with a Bachelor of Science degree from Southwest Missouri State University, Springfield, MO.

Kory S. Dillman

         Mr. Dillman was appointed Executive Vice President - Internet Business Development on November 21, 2002. On that same date Mr. Dillman was also elected a director of the Company. Mr. Dillman co-founded SiriCOMM in April 2000 and has been its Executive Vice President - Internet Business Development and a director since SiriCOMM's inception. From 1996 to 1999 Mr. Dillman was Creative Director for DRIVERNet. In that position he produced intranet and Internet applications for DRIVERNet and its customers. He developed specific web-based products for Volvo Trucks North America, Ambest, Petro Travel Centers, Pilot Travel Centers, Caterpillar Engines, and TravelCenters of America. Prior to joining DRIVERNet, Mr. Dillman was Art Director for Wendfall Productions. In this position he managed development for interactive gaming and mixed-mode CD's for Sony Music and Ardent Records. Mr. Dillman earned a Bachelor of Fine Arts degree from the University of Tulsa, Tulsa, OK.

J. Richard Iler

         Mr. Iler was appointed Chief Financial Officer and elected to the Board of Directors in April 2003. From 2001 through 2003, Mr. Iler was managing director of a private equity fund responsible for financing activities, management consulting and investor relations of the funds portfolio companies and served as a management consultant to SiriCOMM, Inc from June 2002 to the time of his appointment in April 2003. From 1998 through 2001, Mr. Iler was Chief Financial Officer of United American e-Health Technologies, a publicly traded company, which he assisted in raising capital and preparation of regulatory filings. Mr. Iler graduated from Grand Valley State University in Allendale, Michigan with a B.S. and attended South Texas College of Law in Houston, Texas.

Terry W. Thompson

         Mr. Thompson was elected to the Board of Directors in August 2003. In 2002, Mr. Thompson retired as President of Jack Henry and Associates, a provider of integrated computer systems and processor of ATM and debit card transactions for banks and credit unions. Mr. Thompson joined Jack Henry in 1990 as Chief Financial Officer and was appointed President in 2001 guiding the Company from $15 million in revenues to more than $365 million and from 98 employees to 2300 employees. Mr. Thompson was named Chairman of the Company's Audit Committee and serves as its financial expert and will serve on the Company's newly created Compensation Committee.

William P. Moore

         William P. Moore was elected to the Board of Directors in May 2005 and has served as a member of the Audit Committee and will serve on the Company's newly created Compensation Committee. Mr. Moore has pursued a career as an entrepreneur since 1980, when he founded Continental Exploration, Inc., an oil and gas exploration company operating in the Eastern Kansas. In 1990, he acquired a significant ownership position in Crude Marketing, Inc., a newly formed company which purchased crude oil at the wellhead in Eastern Kansas, transported the oil by truck to pipeline terminals, and sold it to major oil refining companies. In 1995, Mr. Moore co-founded Continental Coal, Inc. which operates surface coal mines in Western Missouri and Eastern Kansas. In 2003, Mr. Moore co-founded Watersports, LLC which owns and operates a cable wakeboard lake and other recreational facilities in the Kansas City area. More recently, he co-founded Sunflower Energy, LLC, an oil and gas exploration company operating in Western Kansas.

         Mr. Moore graduated from the United States Military Academy, West Point, New York, in 1967 with a Bachelor of Science degree. Following four years of military service, including nineteen months in the Republic of South Vietnam, Mr. Moore enrolled at Harvard University where he received a Master of Business Administration degree in 1973.

                                 PROPOSAL NO. 2
                           TO RATIFY THE SELECTION OF
                                     BKD LLP
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has recommended that BKD LLP be retained as the Company's independent certified public accountants for the fiscal year ending September 30, 2006. Although this recommendation is not required to be submitted to a vote of stockholders, the Board of Directors believes it appropriate as a matter of policy that this recommendation be submitted for ratification at the Company's annual meeting. In the event the stockholders do not ratify the retention of BKD LLP, the selection of other independent auditors will be considered by the Board of Directors. See "Relationship with Independent Certified Public Accountants".

Stockholder Vote Required

         The affirmative vote of the holders of a majority of the shares present in person and by proxy and voting at the Meeting is required for ratification of the selection of independent certified public accountants.

         The Board of Directors recommends a vote FOR ratification of the selection of BKD LLP.

                        VOTING SECURITIES AND RECORD DATE

         Holders of Common Stock of the Company of record at the close of business on March 23, 2006 are entitled to notice and to vote at the Annual Meeting. At the close of business on March 23, 2006 the Company had 24,961,513 shares of Common Stock outstanding, for which each holder is entitled to one vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 23, 2006, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company, as a group:

Amount and Nature of Beneficial Ownership

                                            Amount of                   Percent of
Name and Address                     Beneficial Ownership (1)    Beneficial Ownership (2)
----------------                     ------------------------    ------------------------
Henry P. Hoffman                             5,665,023                     22.70%
4710 East 32nd Street
Joplin, MO  64804

David N. Mendez                              1,063,331                      4.26%
4710 East 32nd Street
Joplin, MO  64804

Kory S. Dillman                              1,023,535                      4.10%
4710 East 32nd Street
Joplin, MO  64804

J. Richard Iler (3)                            155,200                      0.06%
3720 Arbor Road
Joplin, MO  64804

Terry W. Thompson (4)                          374,884                      1.50%
406 N. Belaire
Monett, MO  65708

William P. Moore, III (5)                    8,135,867                     27.77%
10801 Mastin, Suite 920
Overland Park, KS

Quest Capital Alliance LLC (6)               1,334,582                      5.31%
3140 E. Division
Springfield, MO  65802

Robert J. Smith (7)                          1,853,931                      7.36%
3865 E. Turtle Hatch
Springfield, MO  65809

Sat-Net Communications (8)                   1,400,000                      5.39%
5000 Legacy Drive, Suite 470
Plano, TX  75024

All Directors and Officers as a Group
(6 Persons)(3)(4)(5)                        16,417,840                     60.45%

--------------
(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire within

    60 days through the exercise of warrants or the conversion of Preferred Stock pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Securities Exchange Act of 1934.
(2) Based upon 24,913,713 shares issued and outstanding.
(3) Includes 120,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.00 per share, 20,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.49 per share, and 15,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.90 per share. Mr. Iler also owns 200 shares that are held in street name.
(4) Includes 150,600 shares which may be obtained by Mr. Thompson upon the exercise of a like number of warrants exercisable at $2.00 per share. Also includes 4,000 shares which may be obtained by Mr. Thompson upon the exercise of a like number of options exercisable at $1.90, does not include 6,000 options which are also exercisable at $1.90 but have not yet vested.
(5) Includes 850,000 shares of common stock and 850,000 shares which may be obtained upon the exercise of a like number of warrants exercisable at $2.00 per share which are held in the William P. Moore III Revocable Trust dated October 9, 2001. Mr. Moore is the trustee of this Trust. Also includes 2,898,206 shares of common stock and an aggregate 3,537,661 shares which may be obtained upon the exercise of a like number of warrants exercisable between $1.26 - $3.00 per share owned by Sunflower Capital, LLC, a limited liability company in which Mr. Moore is the managing member. Does not include 10,000 shares which may be obtained by Mr. Moore upon the exercise of a like number of options. These options have not yet vested.
(6) Includes 100,000 shares which may be obtained by Quest Capital Alliance upon the exercise of a like number of warrants exercisable at $2.00 per share. Includes 80,582 shares which may be obtained upon the conversion of 161,165 shares of Series A Preferred Stock owned by Quest Capital Alliance.
(7) Includes 436,000 shares owned by Gunner Investments Corp., a company controlled by Mr. Smith. Includes 154,600 shares which may be obtained upon the exercise of a like number of warrants exercisable at $2.00 per share. Includes 78,000 shares which may be obtained upon the exercise of a like number of warrants exercisable at $.50 per share. Mr. Smith also owns 152,933 shares that are held in street name.
(8) Includes 1,000,000 shares which may be obtained by Sat-Net Communications upon the exercise of a like number of warrants exercisable at $2.00 per share.

         As ownership of shares of the Company's common stock by each of the Company's directors and executive officers is included within the foregoing table, and as the Company currently employs no additional executive officers, no separate table has been provided to identify Company stock ownership by management personnel.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports with the Securities and Exchange Commission. The Company believes that during fiscal 2005, all Reporting Persons timely complied with all filing requirements applicable to them.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2005 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

                    INFORMATION CONCERNING BOARD OF DIRECTORS
                                 AND COMMITTEES

Board of Directors; Committees

         The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors held ten meetings during fiscal 2005. During fiscal 2005 all other actions requiring the approval of the Board of Directors was taken by unanimous written consent.

         The Board of Directors established an audit committee on June 14, 2004.

Audit Committee

         On June 14, 2004, the Board of Directors established an audit committee and elected Austin O'Toole and Terry W. Thompson as its initial members of the Audit Committee. On March 2, 2005 Mr. O'Toole resigned from the Board of Directors and resultantly also resigned from the Audit Committee. The Company appointed Mr. William P. Moore to the Audit Committee on May 10, 2005. The members of the Audit Committee met five times during the fiscal year ended September 30, 2005. The functions of the Audit Committee include the following:

         o Appointing or replacing the independent public accountants of the Company;

         o Reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent public accountants;

         o Determining the independence of the independent public accountants;

         o Making inquires with respect to the appropriateness of accounting principles followed by the Company; and

         o Receiving and reviewing reports from Company management relating to the Company's financial reporting process, the adequacy of the Company's system of internal controls, and legal and regulatory matters that may have a material impact on the Company's financial statements and compliance policies.

Compensation Committee

         The Company plans to create a compensation committee upon the appointment of an additional outside director. The Board of Directors as a whole performs the functions customarily attributable to a compensation committee.

Nominating Committee

         The Company does not have a nominating committee. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee. Compensation of Directors

On December 20, 2005, the Board authorized the following compensation package for its independent board members:

         o        Annual Cash Retainer - $5,000 per fiscal year

         o Meeting Fee - $1,000 plus reasonable travel-related expenses for on-site board meetings and/or on-site committee meetings, and $500 for meetings conducted or attended by telephone.

Stock Options. New independent board members receive an initial grant of twenty-five thousand (25,000) options to purchase Common Stock. The options vest over thirty months in the following manner: (i) 10,000 options in six (6) months from date of election; (ii) 7,500 options on the eighteen-month anniversary of the date of election; and (iii)7,500 options on the thirty-month anniversary of the date of election. Each of these options will be priced at 110% of the market price of the Company's common stock at the date of issuance. In addition, on their anniversary of appointment, all board members will receive an annual grant of 10,000 three (3) year options to purchase Common Stock. These options will be priced at market on the date of issuance.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows certain compensation information for services rendered in all capacities for the fiscal years ended September 30, 2003, 2004 and 2005. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary  Compensation  Table

The table below shows certain compensation information for services rendered in all capacities for the fiscal years ended September 30, 2003, 2004 and 2005. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                           SUMMARY COMPENSATION TABLE

                                                                                         Long Term
                                                       Annual Compensation             Compensation
                                              -----------------------------------   --------------------
                                Fiscal Year
                                   Ended
Name and Principal Position     September 30         Salary ($)      Bonus ($)       Options/SARS (#)
---------------------------     ------------         ----------      ---------       ----------------
Henry P. Hoffman                    2005         $  218,750(a)            -                  -
President, CEO and Chairman         2004            175,000(b)            -                  -
                                    2003            150,000               -                  -

David N. Mendez                     2005         $  161,458(a)            -                  -
EVP-Sales and Marketing;            2004            125,000(c)            -                  -
Director                            2003            125,000               -                  -

Kory S. Dillman                     2005         $  161,458(a)            -                  -
EVP-Internet Business               2004            125,000(c)            -                  -
Development; Director               2003            125,000               -                  -

J. Richard Iler                     2005         $  130,000               -                  -
Chief Financial Officer;            2004             75,831               -                  -
Director                            2003                  -               -                  -

-------------
(a) includes $93,750 in accrued and unpaid compensation.
(b) includes $78,125 each in accrued and unpaid salary.
(c) reflects payments of accrued and unpaid salary of $43,750 to Mr. Hoffman and $36,458 each to Messrs. Dillman and Mendez.

Employment Contracts

We have employment agreements with three of our executive officers, Henry P. Hoffman, David N. Mendez and Kory S. Dillman.

Mr. Hoffman's employment agreement, dated February 19, 2002 had an initial term of three (3) years and a base annual salary of $150,000 and was increased to $175,000 in 2004. Thereafter, the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors.

Mr. Mendez' employment agreement, dated February 19, 2002 had an initial term of three (3) years and a base annual salary of $125,000. Thereafter, the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors.

Mr. Dillman's employment agreement, dated February 19, 2002 had an initial term of three (3) years and a base annual salary of $115,000, which has been increased to $125,000. Thereafter, the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors.

Stock Options

                                                      OPTIONS/SAR GRANTS TABLE

Option/SAR Grants in the Last Fiscal Year
Individual Grants

                                                                              % of Total
                                                                             Options/SARs
                                                                              Granted to        Exercise or
                                           Fiscal       Options/SARs      Employees in Fiscal    Base Price      Expiration
Name and Principal Position                 Year         Granted (#)              Year             ($/Sh)           Date
---------------------------                ------       ------------      -------------------   -----------      -----------
Henry P. Hoffman                            2005            -0-                  0.0%               -0-             --
President, CEO and Chairman of the Board    2004

David N. Mendez                             2005            -0-                  0.0%               -0-             --
EVP- Sales and Marketing and Director       2004

Kory S. Dillman                             2005            -0-                  0.0%               -0-             --
EVP - Internet Business Development and     2004
Director

J. Richard Iler                             2005           15,000                17%               $1.90         4/13/15
Chief Financial Officer and Director        2004          145,000                0.0%              $1.00         11/17/13

OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Options/SAR
Value

                                                                                                          Value of
                                                                                                        Unexercised
                                                                                                        In-the-money
                                                    Shares                   Number of Unexercised    Options/SARs at
                                                 Acquired on      Value      Options/SARs at FY-End      FY-End ($)
                                      Fiscal      Exercise      Realized       (#) Exercisable /        Exercisable /
Name and Principal Position            Year          (#)           ($)           Unexercisable          Unexercisable
---------------------------           ------     -----------    --------     ----------------------   ---------------
Henry P. Hoffman                       2005
President, CEO and Chairman of the     2004          -0-           -0-          (E)-0- / (U)-0-          (E)$0 /(U)$0
Board

David N. Mendez                        2005
EVP- Sales and Marketing and Director  2004          -0-           -0-          (E)-0- / (U)-0-          (E)$0 /(U)$0

Kory S. Dillman                        2005
EVP - Internet Business Development    2004          -0-           -0-         (E)-0- / (U)-0-           (E)$0 /(U)$0
and Director

J. Richard Iler                        2005           800        $ 1,560           155,000
Chief Financial Officer and Director   2004         4,200        $13,045      (E)140,800/(U)-0-          (E)$0 /(U)$0

2002 Incentive Stock Option Plan

         The Company in 2002, adopted a 2002 Equity Incentive Plan (the "Plan"). The Plan designates a Stock Option Committee appointed by the Board of Directors and authorizes the Stock Option committee to grant or aware to eligible participants of the Company and its subsidiaries and affiliates, until May 15, 2012, stock options, stock appreciation rights, restricted stock performance stock awards and Bonus Stock awards for up to 3,000,000 shares of the New Common Stock of the Company. The initial members of the Stock Option Committee have not yet been appointed. During fiscal 2004, the Company issued 304,500 options and or bonus shares under the plan.

The following is a general description of certain features of the Plan:

         1. Eligibility. Officers, directors and other key employees and consultants of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Plan. Directors are eligible to receive Stock Options.

         2. Administration. The Incentive Plan is administered by the Stock Option Committee of the Company. The Board, in the absence of the establishment of this Committee, acts in the capacity of this Committee. The Stock Option Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Incentive Plan.

         3. Stock Options. The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Internal Revenue Code of 1986 and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but shall not be less than 100% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option. In the case of 10% stockholders, no ISO shall be exercisable after the expiration of five (5) years from the date the ISO is granted.

         4. Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Stock Option Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

         5. Restricted Stock. Restricted shares of the common stock may be awarded by the Stock Option Committee subject to such conditions and restrictions as they may determine. The Stock Option Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property. No Restricted Stock Award may provide for restrictions beyond ten (10) years from the date of grant.

         6. Performance Stock. Performance shares of Common Stock may be awarded without any payment for such shares by the Stock Option Committee if specified performance goals established by the Committee are satisfied. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is based. The Committee shall establish the maximum number of shares to stock to be issued to a designated Employee if the performance goal or goals are met. The committee reserves the right to make downward adjustments in the maximum amount of an Award if, in it discretion unforeseen events make such adjustment appropriate. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee.

         7. Bonus Stock. The committee may award shares of Common Stock to Eligible Persons, without any payment for such shares and without any specified performance goals. The Employees eligible for bonus Stock Awards are senior officers and consultants of the Company and such other employees designated by the Committee.

         8. Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

         9. Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a Director as the case may be.

         10. Change of Control. The Plan provides that (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

         11. Amendment of the Plan. The Plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of common stock subject to the Plan without stockholder approval.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From December 2002 through September 2003, the Company borrowed an aggregate of $375,000 from unaffiliated third parties and $30,000 from the Company's CEO. The loan to its CEO was repaid in 2004. In connection with these loans, the Company issued the lenders an aggregate 137,782 shares of its common stock. In connection with these loans, the Company's CEO issued an aggregate of 375,000 options to purchase shares of his own stock at $1.00 per share. On August 8, 2003, Mr. Terry Thompson, who had lent the Company an aggregate of $50,000 and received 19,684 of these shares and 50,000 of the aforementioned options, was elected a director of the Company. The shares were issued under the exemption from registration provided in Section 4(2) of the Securities Act of 1933. The lenders represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends were affixed to the certificates. The Company utilized the proceeds of these loans for general working capital purposes.

         On February 26, 2004 the Company borrowed $1 million from Southwest Missouri Bank. The loan is federally guaranteed by the United States Department of Agriculture as part of the Rural Development Program. This loan is also guaranteed by Mr. Henry P. Hoffman, the Company's Chairman and CEO, as well as by his wife. The Company has not compensated Mr. Hoffman for providing this guaranty. This loan was subsequently retired as of February 13, 2006.

         On April 11, 2005, SiriCOMM, Inc. consummated the private sale of its securities to Sunflower Capital, LLC. The securities sold consisted of units comprised of shares of the Company's common stock and warrants to purchase shares of the Company's common stock. At the closing, the Company sold an aggregate of 1,066,667 units at an aggregate purchase price of $1,600,000 or $1.50 per unit. At the closing, the Company delivered an aggregate of 1,066,667 shares and delivered warrants to purchase an additional 1,066,667 shares of the Company's common stock.

         The warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.50 per share. The warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

         In a separate transaction also consummated on April 11, 2005, the Company sold 413,605 warrants to Sunflower Capital, LLC at a purchase price of $53,333 or approximately $.13 per warrant. These warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five (5) years from the date of issuance at an exercise price of $3.00 per share. These warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in these warrants.

         William P. Moore, a director of the Company, is the managing member of Sunflower Capital, LLC.

         The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

         On July 7, 2005, the Company consummated the private sale of its securities to ten (10) investors, including Sunflower Capital, LLC a limited liability company managed by William P. Moore, a director of the Company. The securities sold consisted of units comprised of shares of the Company's common stock and warrants to purchase shares of the Company's common stock. At the closing, the Company sold an aggregate of 267,833 units at an aggregate purchase price of approximately $401,750 or $1.50 per unit. At the closing, the Company delivered an aggregate of 267,833 shares and delivered warrants to purchase an additional 267,833 shares of the Company's common stock.

         The warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.50 per share. The warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

         In a separate transaction also consummated on April 11, 2005, the Company sold 25,850 warrants to Sunflower Capital, LLC at a purchase price of $3,333.50 or approximately $.13 per warrant. These warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five (5) years from the date of issuance at an exercise price of $3.00 per share. These warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in these warrants.

         On December 27, 2005, the Company entered into a Loan Agreement with Sunflower Capital, LLC. The loan was in the principal amount of $500,000 and was evidenced by a Convertible Promissory Note due July 1, 2006. The principal plus accrued interest of $4,602 was converted into 438,785 units of the January 2006 private placement. As consideration for Sunflower making the loan, the Company issued to Sunflower a warrant to purchase 200,000 shares of the Company's common stock at $1.26 per share. The warrant expires December 15, 2010.

         As of January 31, 2006, we consummated a private placement of units pursuant to a Confidential Private Placement Memorandum, dated December 6, 2005 and supplemented on January 23, 2006. Each unit consisted of one share of common stock and one redeemable common stock purchase warrant. As part of the private placement, we sold an aggregate of 4,692,263 units (4,692,263 shares and 4,692,263 warrants) for an aggregate purchase price of $5,396,610.45 or $1.15 per unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $1.50 per share. The warrants contain certain anti-dilution rights and are redeemable by us, on terms specified in the warrants.

         Sunflower Capital, LLC, a limited liability company managed by William
P. Moore, a director of the Company, purchased an aggregate of 1,764,872 units in the offering, which consisted of a new investment of $1,525,000 to purchase 1,326,087 units and the conversion of a $500,000 promissory note plus accrued interest in the amount of $4,602 to purchase 438,785 units.

         The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors of SiriCOMM, Inc. has recommended that BKD LLP be retained to serve as the Company's independent public accountants for the fiscal year ended September 30, 2006 ("Fiscal 2006"). The Company's Board of Directors has also recommended their appointment for the fiscal year ending September 30, 2006.

         The Audit Committee also approved a resolution restricting the utilization of BKD LLP for certain non-audit matters other than tax and merger and acquisition related services. The Board of Directors also adopted a policy prohibiting the Company from hiring BKD LLP personnel at the management or partner level who have been directly involved in performing auditing procedures or providing accounting advice to the Company.

         A representative of the firm of BKD LLP is expected to be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.


                                  ANNUAL REPORT

         The Company's annual report for the year ended September 30, 2005 is enclosed herewith.

A COPY OF THE COMPANY'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO:

                           SiriCOMM, Inc.
                           4710 East 32nd Street
                           Joplin, MO 64804


                              STOCKHOLDER PROPOSALS

         Stockholders that intend to present proposals at the next annual meeting to be held in 2007 must submit their proposals to the Secretary of the Company by March 1, 2007 in order to have them included in the proxy for that meeting.

                                 OTHER BUSINESS

         So far as is known to management at the date of this proxy statement, there is no matter other that those described above to be acted on at the meeting. However, it is intended that if other matters come up for action at the meeting or any adjournments thereof, the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.


                                                         SIRICOMM, INC.
                                                         J. Richard Iler
                                                         Secretary

                                     [FRONT]



                                                                           PROXY

                                 SIRICOMM, INC.
                         2900 Davis Boulevard, Suite 130
                             Joplin, Missouri 64804

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints Henry P. Hoffman and J. Richard Iler as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side, all of the shares of common stock of SiriCOMM, Inc. held of record by the undersigned on March 23, 2006, at the annual meeting of stockholders to be held on May 10, 2006 or any adjournment thereof.

                                     [BACK]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. ELECTION OF DIRECTORS

Nominees:     Henry P. (Hank) Hoffman, David N. Mendez, Kory S. Dillman,
              J. Richard Iler, Terry W. Thompson and William P. Moore

                                FOR                     WITHHELD
                           all nominees             from all nominees

FOR, except vote withheld from the following nominee(s):


2. To ratify the selection of BKD LLP to serve as the Company's independent certified public accountants.

                  For [ ]         Against [ ]    Abstain [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


               _________________________________      __________________________
               Signature                              Date


               _________________________________      __________________________
               Signature                              Date